                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-109032), Registration Statement on Form S-4 (No. 333-38765), Registration Statement on Form S-4 (No. 333-111742), Registration Statement on Form S-4 (No. 333-38759), Registration on Form S-4 (No. 333-70522), Registration Statement on Form S-8 (No. 333-112107), Registration Statement on Form S-8 (No. 333-71063), and Registration Statement on Form S-8 (No. 333-44742) of Armor Holdings, Inc. of our report dated February 20, 2004, except as to Notes 12 and 20, for which the date is April 19, 2004, relating to the consolidated financial statements, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP

Jacksonville, Florida
May 10, 2004